Exhibit 4.1

Execution Copy

THE INTERPUBLIC GROUP OF COMPANIES, INC.

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

Seventh Supplemental Indenture

Dated as of June 15, 2009

to the Senior Debt Indenture dated as of November 12, 2004

Creating a series of Securities designated

10.0% Senior Notes due 2017

TABLE OF CONTENTS

		Page
ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01	Provisions of the Base Indenture	2
SECTION 1.02	Definitions	2

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01	Creation of Series; Establishment of Form	9
SECTION 2.02	Payment of Principal or Interest	11
SECTION 2.03	Optional Redemption by the Company	12
SECTION 2.04	Change of Control Offer	14

ARTICLE 3

GLOBAL SECURITIES

SECTION 3.01	Form	16
SECTION 3.02	Regulation S Global Securities	17
SECTION 3.03	Transfer and Exchange	17

ARTICLE 4

REMEDIES

SECTION 4.01	Additional Events of Default	30
SECTION 4.02	Amendment to Cross-Acceleration Provision	30

ARTICLE 5

REPORTS BY THE COMPANY

SECTION 5.01	Reports by the Company	31

ARTICLE 6

COVENANTS

SECTION 6.01	Limitations on Liens	32

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ARTICLE 7

WAIVER, MODIFICATIONS AND AMENDMENTS

SECTION 7.01	Supplemental Indentures with Consent of Holders	34

ARTICLE 8

RANKING

SECTION 8.01	Senior in Right of Payment	34

ARTICLE 9

MISCELLANEOUS

SECTION 9.01	Integral Part	34
SECTION 9.02	Adoption, Ratification and Confirmation	35
SECTION 9.03	Counterparts	35
SECTION 9.04	GOVERNING LAW	35
SECTION 9.05	Conflict of Any Provision of Indenture with Trust Indenture Act	35
SECTION 9.06	Effect of Headings	35
SECTION 9.07	Severability of Provisions	35
SECTION 9.08	Successors and Assigns	35
SECTION 9.09	Benefit of Indenture	35
SECTION 9.10	Acceptance by Trustee	35

Exhibit A	Form of Note	EX. A-1
Exhibit B	Form of Certificate of Transfer	EX. B-1
Exhibit C	Form of Certificate of Exchange	EX. C-1
Exhibit D	Form of Certificate From Acquiring Institutional Accredited Investor	EX. D-1
Exhibit E	Form of Free Transferability Certificate	EX. E-1

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SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 15, 2009 between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to SunTrust Bank (to the interests of which as indenture trustee the Trustee has succeeded) a Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), providing for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 9.01(7) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, Section 3.01 of the Base Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Base Indenture;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Seventh Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to supplement the Base Indenture in so far as it will apply only to a series of Securities to be known as the Company’s “10.0% Senior Notes due 2017” (the “Notes”) issued hereunder (and not to any other series);

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes for purposes of the Notes and the Holders thereof; and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under the Base Indenture shall be bound hereby.

SECTION 1.02 Definitions. For all purposes of the Indenture relating to the series of Securities (consisting of the Notes) created hereby, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Supplemental Indenture;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture;

(d) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by the rules of the Securities and Exchange Commission and not otherwise defined herein, have the meanings assigned to them therein;

(e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(f) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of, any description preceding such term;

(g) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision; and

(h) references to payments on the Notes shall include Additional Interest payable under the Registration Rights Agreement, if any.

“144A Global Security” means a Global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Restricted Securities Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Securities sold in reliance on Rule 144A.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at July 15, 2013 (such redemption price being set forth in the table appearing in Section 2.03(f)(ii)), plus (ii) all required interest payments due on the Note through July 15, 2013, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Base Indenture” has the meaning provided in the recitals.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption by the Company’s shareholders of a plan relating to the Company’s liquidation or dissolution;

(3) the Company (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) becomes aware of the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of more than 50% of the voting power of the Voting Stock of the surviving or transferee Person.

“Change of Control Offer” has the meaning specified in Section 2.04(a).

“Change of Control Payment” has the meaning specified in Section 2.04(a).

“Change of Control Payment Date” has the meaning specified in Section 2.04(a).

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (formerly Cedel Bank, société anonyme), and any successor thereto.

“Company” has the meaning provided in the recitals.

“Continuing Directors” means, as of any date of determination, those members of the Board of Directors of the Company, each of whom (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Defaulted Interest” has the meaning specified in Section 2.02(c)(ii).

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 3.03 hereof, substantially in the form of Exhibit A hereto, and such Security shall not bear the Global Security Legend.

“Depositary” shall mean the Depository Trust Company or any successor thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or its successor.

“Exchange Notes” means the Securities issued in the Exchange Offer in accordance with Section 3.03(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Global Securities” means with respect to the Notes issued hereunder, one or more global notes which are executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Supplemental Indenture, which shall be registered in the name of the Depositary or its nominee and which shall bear the Global Security Legend.

“Global Security Legend” means the legend set forth in Section 2.06 of the Base Indenture.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Indenture” has the meaning provided in the recitals.

“Indirect Participant” means an entity that, with respect to The Depository Trust Company, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Purchasers” means Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC and Lloyds TSB Bank plc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest Payment Date” means January 15 and July 15 of each year.

“Interest Period” means the period commencing on, and including, an Interest Payment Date for the Notes and ending on, and including, the day before the next succeeding Interest Payment Date for the Notes. The initial Interest Period shall commence on the Issue Date and end on January 14, 2010.

“Issue Date” means the date of this Supplemental Indenture.

“Legended Regulation S Global Security” means a Global Security in the form of Exhibit A hereto bearing the Global Security Legend, the Regulation S Temporary Global Note Legend and the Restricted Securities Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Securities initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

“Maturity” means the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or by call for redemption or otherwise.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning provided in the recitals.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of such Person.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company. The Company or a Subsidiary or an Affiliate of the Company may act as Paying Agent with respect to any Notes issued hereunder.

“Principal,” “Principal Amount” or “principal” of a Note means the principal of the Note.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Issue Date, between the Company and the Initial Purchasers.

“Regular Record Date” means January 1 and July 1 (whether or not a Business Day).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Legended Regulation S Global Security or an Unlegended Regulation S Global Security, as appropriate.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 3.03(h) hereof, which is required to be placed on all Legended Regulation S Global Securities issued under the Indenture.

“Resale Restriction Termination Date” means, for any Restricted Security (or beneficial interest therein) the date on which the Company instructs the Trustee in writing to remove the Restricted Securities Legend from the Restricted Security in accordance with the procedures described in this Supplemental Indenture (which instruction is expected to be given on or about the one-year anniversary of the issuance of such Restricted Security).

“Restricted Definitive Security” means a Definitive Security bearing the Restricted Securities Legend.

“Restricted Global Security” means a Global Security bearing the Restricted Securities Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Securities Legend” means the legend containing the transfer restrictions set forth in Section 3.03(g)(i) hereof.

“Restricted Security” means a Restricted Definitive Security or a Restricted Global Security.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities” has the meaning specified in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” means the register, in such office as the Company shall keep at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Company in accordance with Section 3.05 of the Base Indenture, in which the Company shall, subject to such reasonable regulations as it may prescribe, provide for the registration of Securities and of registration of transfers of Securities.

“Security Registrar” means such Person appointed for the purpose of registering Securities and transfer of Securities in accordance with Section 3.05 of the Base Indenture. The Trustee is hereby appointed Security Registrar.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement relating to registering the Notes under the Securities Act.

“Special Redemption Period” has the meaning specified in Section 2.03(f)(iii).

“Stated Maturity” means July 15, 2017.

“Supplemental Indenture” has the meaning provided in the recitals.

“Tender Offers” means the Company’s offers, commencing June 8, 2009, to purchase for cash (i) any and all of the Company’s 5.40% Notes due 2009 and (ii) up to $500,000,000 in aggregate principal amount of the Company’s 7.25% Notes due 2011 and the Company’s Floating Rate Notes due 2010.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 15, 2013; provided, however, that if the period from the Redemption Date to July 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” has the meaning provided in the recitals and, subject to the provisions of Article 6 of the Base Indenture, any successor to that person.

“Unlegended Regulation S Global Security” means a permanent Global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Restricted Securities Legend, deposited with or on behalf of, and registered in the name of, the Depositary or its nominee and issued in an aggregate amount of denominations equal in total to the outstanding Principal Amount of the Legended Regulation S Global Security upon expiration of the Restricted Period.

“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Restricted Securities Legend.

“Unrestricted Global Security” means a Global Security not bearing the Restricted Securities Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01 Creation of Series; Establishment of Form. In accordance with Section 3.01 of the Base Indenture, there is hereby created a series of Securities under the Indenture entitled “10.0% Senior Notes due 2017”.

(a) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(b) The Trustee shall authenticate or deliver the Notes for original issue in an initial aggregate principal amount of $600,000,000 upon a Company Order for the authentication and delivery of the Notes. The Company may from time to time issue additional Notes in accordance with Section 3.01 of the Base Indenture. The Notes issued originally hereunder, together with any additional Notes subsequently issued, shall be treated as a single class for purposes of the Indenture.

(c) The aggregate Principal Amount of the Notes shall be due and payable at the Stated Maturity unless earlier repaid in accordance with this Supplemental Indenture.

(d) The outstanding Principal Amount of the Notes shall bear interest at a rate of 10.0% per annum, from June 15, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on each Interest Payment Date, commencing on January 15, 2010, and at Maturity, to the Person

in whose name the Notes are registered at the close of business on the Regular Record Date, until the principal thereof is paid or made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

(e) If any Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity date is not a Business Day, the payment of principal, premium, if any, and interest (including any Additional Interest), as applicable, will be made on the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. No interest will accrue on the amount so payable for the period from and after any Interest Payment Date, Redemption Date, Change of Control Payment Date or the Maturity date, as the case may be, to the date payment is made.

(f) All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

(g) The Notes shall be payable and may be presented for registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in the State of New York, City of New York, Borough of Manhattan, which shall initially be the office or agency of the Trustee.

(h) The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company shall enter into an appropriate agency agreement with any agent not a party to the Indenture. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall give prompt written notice to the Trustee of the name and address of any such agent and any change in the address of such agent. If the Company fails to maintain a Paying Agent, Security Registrar and/or agent for service of notices and demands, the Trustee shall act as such Paying Agent, Security Registrar or agent for service of notices and demands. The Company may remove any Paying Agent or Security Registrar upon written notice to such Paying Agent or Security Registrar and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Paying Agent or Security Registrar as evidenced by an appropriate agency agreement entered into by the Company and such successor and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Paying Agent or Security Registrar until the appointment of a successor agent in accordance with clause (i) of this proviso. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

(i) Article 12 of the Base Indenture shall have no force or effect in respect of, or application to, the Notes.

(j) The Base Indenture is hereby amended, with respect to the Notes only, by replacing the words, “other than the Securities of such series” with the words “other than the 10.0% Senior Notes due 2017” in paragraph (5) of Section 5.01.

SECTION 2.02 Payment of Principal or Interest.

(a) Payments. Payments of principal and interest on the Notes shall be made in the manner provided for in the Notes.

(b) Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, the Company shall furnish, or cause the Security Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

(c) Payment of Interest; Interest Rights Preserved.

(i) Semiannual interest on any Notes that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Notes are registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Notes shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Security, semiannual interest payable on any applicable Interest Payment Date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co., for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

(ii) Except as otherwise specified with respect to the Notes, any semiannual interest on any Notes that is payable, but is not punctually paid or duly provided for, on any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company as provided for in Section 3.07 of the Base Indenture.

(iii) Subject to the foregoing provisions of Section 2.02 of this Supplemental Indenture and Section 3.05 of the Base Indenture, Notes delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Notes shall carry the rights to semiannual interest accrued and unpaid, and to accrue interest, which were carried by such other Notes.

(d) Additional Interest under the Registration Rights Agreement. Under certain circumstances, the Company may be obligated to pay Additional Interest to Holders, all as and to the extent set forth in the Registration Rights Agreement. The terms thereof are incorporated by reference herein and such Additional Interest is deemed to be interest for purposes of this Indenture.

(e) Sinking Fund. There shall be no sinking fund provided for the Notes.

SECTION 2.03 Optional Redemption by the Company.

(a) Right to Redeem; Notice to Trustee, Paying Agent and Holders. The Company, at its option, may redeem the Notes pursuant to the redemption provisions of Section 2.03(f) hereof. If the Company elects to redeem Notes pursuant to Section 2.03(f) hereof, it shall notify in writing the Trustee, Paying Agent and each Holder of Notes to be redeemed as provided in Section 2.03(c).

(b) Fewer Than All Outstanding Notes to Be Redeemed. If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in Principal Amounts of $2,000 or integral multiples of $1,000 in excess thereof. In the case that the Trustee shall select the Notes to be redeemed, the Trustee may effectuate such selection by lot, pro rata, or by any other method that the Trustee considers fair and appropriate. The Trustee will make such selection promptly following receipt of the notice of redemption from the Company provided pursuant to Section 2.03(c).

(c) Notice of Redemption. Subject to the provisions of Section 2.03(f), at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at such Holder’s address as it appears on the Security Register or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge in accordance with the terms of the Indenture. Notices of redemption may not be conditional.

The notice shall identify the Notes to be redeemed and shall state:

(i) the Redemption Date;

(ii) the redemption price;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the redemption price;

(v) that, unless the Company defaults in making payment of such redemption price, interest, if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holder will be to receive payment of the redemption price upon presentation and surrender to the Paying Agent of the Notes;

(vi) if any Note is to be redeemed in part only, the certificate number and portion of the Principal Amount of such Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in Principal Amount equal to the unredeemed portion shall be issued in the name of the Holder upon cancellation of the original Note;

(vii) the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes or portions thereof called for redemption are being redeemed; and

(viii) the CUSIP and ISIN number or numbers for the Notes called for redemption and that no representation is made as to the correctness or accuracy of any such CUSIP or ISIN number that is listed in such notice or printed on the Notes.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, the Paying Agent shall give the notice of redemption in the Company’s name and at the Company’s expense.

(d) Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 2.03(c) hereof, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the redemption price as set forth in Section 2.03(f) hereof and in the Notes.

(e) Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate redemption price of, and any accrued and unpaid interest (including any Additional Interest) with respect to, all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Security Registrar for cancellation. The Trustee or the Paying Agent shall, as promptly as practicable, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and any accrued and unpaid interest (including any Additional Interest) with respect to, the Notes to be redeemed.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the redemption price and any accrued and unpaid interest (including any Additional Interest) and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

(f) Optional Redemption. Except as set forth below in this Section 2.03(f), the Notes shall not be redeemable by the Company.

(i) At any time prior to July 15, 2013, the Company may at its option redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the Principal Amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date.

(ii) On or after July 15, 2013, the Company may at its option redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of Principal Amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2013	105.000%
2014	102.500%
2015 and thereafter	100.000%

(iii) If the terms, conduct or results of any of the Company’s Tender Offers are not satisfactory to the Company in its sole judgment, then the Company may at its option, at any time during the 30-day period commencing on the Issue Date (the “Special Redemption Period”), redeem (A) all or (B) a part of the Notes (provided that, if less than all of the Notes are being redeemed, the Company may only redeem up to $200,000,000 in aggregate Principal Amount), upon not less than three Business Days’ notice, at a redemption price equal to the accreted value of the Notes to be redeemed as of the Redemption Date plus 1.0% of the Principal Amount of the Notes to be redeemed plus accrued and unpaid interest to the Redemption Date. If, prior to the expiration of the Special Redemption Period, the Company determines in its sole judgment that the terms, conduct and results of such Tender Offers are satisfactory to the Company, then the Company shall make a public announcement to such effect and thereby waive its rights under this Section 2.03(f)(iii).

(g) With respect to the Notes only, Sections 11.02 through 11.06 of the Base Indenture shall not be applicable.

SECTION 2.04 Change of Control Offer. (a) If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company will offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date”), which date will be no earlier than the date of the occurrence of such Change of Control.

(b) No later than 30 days following any occurrence of a Change of Control, the Company shall mail a notice to the Trustee and each Holder or otherwise in accordance with the procedures of the Depositary describing the transaction or transactions that constitute the

Change of Control and offering to repurchase the Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. Such notice shall also state:

(i) that the Change of Control Offer is being made pursuant to this Section 2.04 and that all Notes properly tendered and not withdrawn shall be accepted for payment;

(ii) the purchase price and the Change of Control Payment Date;

(iii) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, or transfer by book-entry transfer, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Principal Amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and

(vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in Principal Amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in Principal Amount or an integral multiple of $1,000 in excess thereof.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.04, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations under this Section 2.04 by virtue of such compliance.

(d) On or prior to the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(e) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in Principal Amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a Principal Amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(f) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.04 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(h) If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest (including any Additional Interest) shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

(i) Notwithstanding anything to the contrary contained in this Supplemental Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement has been executed by the time of making the Change of Control Offer.

(j) This Section 2.04 shall be applicable notwithstanding the applicability of any other provisions of the Indenture.

ARTICLE 3

GLOBAL SECURITIES

SECTION 3.01 Form. The Notes shall initially be issued in the form of one or more Global Securities. The Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver such Global Security or Securities in the manner provided for in Article 2 of the Base Indenture.

SECTION 3.02 Regulation S Global Securities.

(a) Regulation S Global Securities. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Security shall automatically be exchanged for beneficial interests in Unlegended Regulation S Global Security pursuant to the Applicable Procedures. The aggregate Principal Amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(b) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by Participants through Euroclear or Clearstream and this Indenture shall not govern such transfers.

SECTION 3.03 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. Except as otherwise set forth in this Section 3.03, a Global Security may be transferred, in whole but not in part, only by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities shall be exchanged by the Company for Definitive Securities if (i) the Depositary notifies the Company (A) that it is unwilling or unable to continue as Depositary for the Global Securities and the Company fails to appoint a successor Depositary within 90 days after receiving such notice or (B) that it has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities; provided that in no event shall the Legended Regulation S Global Securities be exchanged by the Company for Definitive Securities prior to the expiration of the Restricted Period; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 3.04 and 3.06 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 3.03(a); provided, however, that beneficial interests in a Global Security may be transferred and exchanged for beneficial interests in a Global Security as provided in Section 3.03(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 3.03(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.03(b)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Security prior to the expiration of the Restricted Period. Upon consummation of an Exchange Offer by the Company in accordance with Section 3.03(f) hereof, the requirements of this Section 3.03(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the Principal Amount at maturity of the relevant Global Securities pursuant to Section 3.03(i) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 3.03(b)(ii) above and the Security Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 3.03(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with the Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate Principal Amount equal to the aggregate Principal Amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any Holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Security Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate Principal Amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.03(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Security in the appropriate Principal Amount. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 3.03(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 3.03(c)(i) shall bear the Restricted Securities Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Legended Regulation S Global Security to Definitive Securities. A beneficial interest in the Legended Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A Holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an

Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any Holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the conditions set forth in Section 3.03(b)(ii) hereof, the Trustee shall cause the aggregate Principal Amount of the applicable Unrestricted Global Security to be reduced accordingly pursuant to Section 3.03(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Security in the appropriate Principal Amount. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 3.03(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 3.03(c)(iv) shall not bear the Restricted Securities Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(D) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Security, and increase or cause to be increased the aggregate Principal Amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security.

(ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.03(d)(ii), the Trustee shall cancel the Restricted Definitive Security and increase or cause to be increased the aggregate Principal Amount of the Unrestricted Global Security.

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate Principal Amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with the Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate Principal Amount equal to the Principal Amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 3.03(e), the Security Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.03(e).

(i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Security Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the Holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with the Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate Principal Amount equal to the Principal Amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not participating in a distribution of the Exchange Notes and (y) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate Principal Amount equal to the Principal Amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate Principal Amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Securities so accepted Unrestricted Global Securities in the appropriate Principal Amount.

(g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(i) Restricted Securities Legend. Except as permitted below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 3.03 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Restricted Securities Legend.

(ii) OID Legend. Each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) that have more than a de minimus amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: THE

INTERPUBLIC GROUP OF COMPANIES, INC., 1114 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10036, ATTENTION: INVESTOR RELATIONS.

(h) Regulation S Temporary Global Security Legend. To the extent required by the Depositary, the Legended Regulation S Global Security shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(i) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the Principal Amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company Order or at the Security Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than exchanges pursuant to Section 3.04, 9.06 or 11.07 of the Base Indenture or Section 2.04 of this Supplemental Indenture, in each case not involving any transfer).

(iii) The Security Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, Security Registrar, Paying Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest (including any Additional Interest) on such Notes and for all other purposes, and none of the Trustee, Security Registrar, Paying Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of the Indenture.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 3.03 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission with the original to follow by first class mail.

(k) Applicable Procedures for Delegending.

(i) After one year has elapsed following (A) the Issue Date or (B) if the Company has issued any additional Notes with the same terms and the same CUSIP number as the Notes pursuant to the Indenture within one year following the date of original issuance of the Notes, the date of original issuance of such additional Notes, if the Notes are freely tradeable pursuant to Rule 144 under the Securities Act by Holders who are not Affiliates of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), the Company may:

(1) instruct the Trustee in writing to remove the Restricted Securities Legend from the Notes by delivering to the Trustee a certificate in the form of Exhibit E hereto, and upon such instruction the Restricted Securities Legend shall be deemed removed from any Global Securities representing such Notes without further action on the part of Holders;

(2) notify the Holders that the Restricted Securities Legend has been removed or deemed removed; and

(3) instruct the Depositary to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes.

In no event will the failure of the Company to provide any notice set forth in this paragraph or of the Trustee to remove the Restricted Securities Legend constitute a failure by the Company to comply with any of its covenants or agreements set forth in this Indenture. Any Restricted Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of Article Three of this Supplemental Indenture, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend. The Company shall notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement with respect to the Notes, if any, has been declared effective under the Securities Act.

(ii) Notwithstanding any provision of this Section 3.03(k) to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), (i) each reference in this Section 3.03(k) to “one year” shall be deemed for all purposes hereof to be references to such changed period, and (ii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. This Section 3.03(k)(ii) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

ARTICLE 4

REMEDIES

SECTION 4.01 Additional Events of Default. The following events shall each constitute an additional “Event of Default” under the Base Indenture whenever used with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) failure by the Company to repurchase Notes or make a Change of Control Offer in a timely manner in accordance with Section 2.04 hereof.

SECTION 4.02 Amendment to Cross-Acceleration Provision. The Base Indenture is hereby amended, with respect to the Notes only, by replacing the reference to “$20,000,000” with “$50,000,000” in paragraph (5) of Section 5.01 of the Base Indenture.

ARTICLE 5

REPORTS BY THE COMPANY

SECTION 5.01 Reports by the Company. (a) Sections 7.04(1) and (2) of the Base Indenture shall, with respect to the Notes only, be deleted in its entirety and replaced with the following:

“(1) For so long as any of the Notes are outstanding:

(a) file with the Trustee, within 45 days after the Company is required to file the same with the Commission, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission (unless the Commission will not accept such a filing), in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) not take any action for the purpose of causing the Commission not to accept any such filings described in clause (a) above; provided that if, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company shall post the information, documents and reports described in clause (a) above on its website within the time periods that would apply if the Company were required to file such information, documents and reports with the Commission pursuant to clause (a) above; and

(c) furnish, upon the request of a Holder and a prospective purchaser designated by such Holder, the information required to be delivered under Rule 144A(d)(4) under the Securities Act, if at the time of such request the Company is neither a reporting company under Section 13 or Section 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2 thereunder, provided that, notwithstanding any of the foregoing, the Company shall not be required to prepare or file any financial statements or other information or disclosure required pursuant to Rule 3-10 or 3-16 of Regulation S-X (or any successor provision) under the Exchange Act.”

(b) With respect to the Notes only, Section 7.04(3) of the Base Indenture shall not be applicable.

ARTICLE 6

COVENANTS

SECTION 6.01 Limitations on Liens. The definition of “Permitted Liens” in the Base Indenture shall, with respect to the Notes only, be deleted in its entirety and replaced with the following:

““Permitted Liens” means (a) liens (including liens arising from sale and lease-back transactions) on property or assets acquired or held by the Company or a Restricted Subsidiary incurred to secure the payment of all or any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after the acquisition for the purpose of financing all or any part of the purchase price thereof, or liens (including liens arising from sale and lease-back transactions) on property or assets existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, other than liens created in contemplation of such acquisition that were not incurred for the purpose of financing all or any part of the purchase price thereof, provided, however, that the lien does not extend to or cover any property or assets of any character other than the property or assets being acquired; (b) liens on property or assets of a Person, other than the Company or a Restricted Subsidiary, existing at the time of acquisition of such property and assets by the Company or a Restricted Subsidiary, provided, that the liens were not created in contemplation of such acquisition and do not extend to any property or assets of any character other than the property or assets being acquired; (c) liens affecting property or assets of a Person, other than the Company or any Restricted Subsidiaries, existing at the time the Person merges into or consolidates with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary or at the time of sale, lease or other disposition of the property or assets as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided, however, that the liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any property or assets other than those of the Person so merged into or consolidated with, or acquired by, the Company or such Restricted Subsidiary; (d) liens securing Indebtedness owing by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company; (e) liens existing on the Issue Date; (f) liens in favor of the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments; (g) liens on any property to secure all or part of the cost of alteration, repair or improvement thereon or Indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction; (h) purchase money liens on personal property; (i) liens created in connection with capitalized lease obligations, but only to the extent that such liens encumber property financed by such capital lease obligation and the principal component of such capitalized lease obligation is not increased; (j) liens on property arising in connection with a securities repurchase transaction; (k) liens (including judgment liens) arising in connection with legal proceedings, taxes, fees, assessments or other governmental charges, so long as such proceedings, taxes, fees, assessments or other governmental charges are being contested in good faith and, in the case of judgment liens, execution thereon is stayed and for which any reserves required in accordance with GAAP have been established; (l) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or are being contested in good faith by appropriate proceedings diligently pursued, provided, however, that (i) any proceedings commenced for the enforcement of such liens shall have been stayed or suspended within 30 days of the commencement thereof and (ii) provision for the payment of such liens has been made on the books of the Company to the extent required by GAAP; (m) easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary; (n) pledges or deposits to secure obligations under workers’ compensation laws or other similar legislation (other than in respect of employee benefit plans subject to the Employee Retirement Security Act of 1974, as amended) or to secure public or statutory obligations; (o) liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (p) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business; (q) any contractual right of set-off or any contractual right to charge or contractual security interest in or lien on the accounts of the Company or a Restricted Subsidiary to effect the payment of amounts to a depositary institution whether or not due and payable in respect of any Indebtedness or financing arrangement and any other lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights; (r) liens arising in the ordinary course of banking transactions and securing Indebtedness in an aggregate amount of not more than $15,000,000 that matures not more than one year after the date on which it is originally incurred; (s) any liens on the assets of any Subsidiaries of the Company organized outside of the United States in favor of lenders or an affiliated guarantor under or in connection with short-term working capital lines of credit or overdraft facilities, in each case entered into in the ordinary course of business; (t) any liens on any asset of any Person organized outside of the United States arising at any time pursuant to an arrangement (factoring or otherwise) secured by accounts receivable that is existing at the time such Person becomes or became a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such lien or arrangement was not created in contemplation of such event, and only to the extent, in the case of any such arrangement, that such arrangement does not provide for liens which, together with all other liens permitted under this clause (t), would encumber assets representing more than 5.0% of the consolidated accounts receivable of the Company and its consolidated Subsidiaries as reflected in the consolidated balance sheet of the Company and its consolidated Subsidiaries for the Company’s fiscal quarter most recently ended prior to such event; (u) any lien arising out of an interest bearing cash deposit account to be established and maintained by the lender or lenders (or their agent) under any credit facility with a bank or a syndicate of banks; and (v) any extension, renewal, refinancing or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) to (u), inclusive, provided, however, that any lien permitted by any of the foregoing clauses (a) through (u) shall not extend to or cover any property of the Company or such Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.”

ARTICLE 7

WAIVER, MODIFICATIONS AND AMENDMENTS

SECTION 7.01 Supplemental Indentures with Consent of Holders. (a) Supplemental indentures modifying the Indenture and the terms of the Notes may be entered into as set forth in Article 9 of the Base Indenture; provided that, in addition to the provisions of Section 9.02 of the Base Indenture, the Company and the Trustee also may not, without the consent of each Holder of Notes affected thereby, enter into a supplemental indenture modifying or amending the Indenture or the Notes to:

(i) alter the provisions, waive any payment, or otherwise change the Company’s obligation in a manner adverse to the Holder with respect to the redemption of the Notes other than provisions relating to the covenant described in Section 2.04 of this Supplemental Indenture (except to the extent provided in clause (ii) below); or

(ii) amend, change or modify the Company’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 2.04 of this Supplemental Indenture after such Change of Control has occurred, including amending, changing or modifying any definition relating thereto after the Change of Control has occurred.

(b) With respect to the Notes only, Section 9.02(3) of the Base Indenture shall not be applicable.

ARTICLE 8

RANKING

SECTION 8.01 Senior in Right of Payment. The Notes shall be direct senior obligations of the Company and shall rank (a) senior in right of payment to all existing and future Indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and (b) pari passu in right of payment with all other unsecured senior Indebtedness of the Company. The Notes are not guaranteed.

ARTICLE 9

MISCELLANEOUS

SECTION 9.01 Integral Part. This Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes only.

SECTION 9.02 Adoption, Ratification and Confirmation. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 9.03 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 9.04 GOVERNING LAW. THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES OF SAID STATE.

SECTION 9.05 Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 9.06 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9.07 Severability of Provisions. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.08 Successors and Assigns. All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 9.09 Benefit of Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

SECTION 9.10 Acceptance by Trustee. The Trustee accepts the amendments to the Base Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Base Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and the Company’s corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

	By:	/s/ Ellen T. Johnson
	Name:	Ellen T. Johnson
	Title:	Senior Vice President and Treasurer

[SEAL]

Attest:

/s/ Nicholas J. Camera
Name: Nicholas J. Camera
Title: Senior Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

	By:	/s/ George T. Hogan
	Name:	George T. Hogan
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[FOR GLOBAL SECURITY] [THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE INTERPUBLIC GROUP OF COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS SECURITY OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR RESTRICTED SECURITY] [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN

EX. A-1

ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.]

THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: THE INTERPUBLIC GROUP OF COMPANIES, INC., 1114 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10036, ATTENTION: INVESTOR RELATIONS.

[FOR LEGENDED REGULATION S GLOBAL SECURITY] [THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]

EX. A-2

THE INTERPUBLIC GROUP OF COMPANIES, INC.

10.0% Senior Notes due 2017

No. A-1

CUSIP No.:
ISIN No.:

The Interpublic Group of Companies, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, on July 15, 2017 the principal sum of             Dollars ($             ) and to pay interest thereon from June 15, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15 of each year, commencing on January 15, 2010, at the rate of 10.0% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest next preceding such Interest Payment Date.

Payment of the principal of (and premium, if any) and interest (including any Additional Interest) on this Note will be made at the office or agency of the Company maintained for that purpose in the State of New York, City of New York, Borough of Manhattan; provided, however, that at the option of the Company, payment of interest (including any Additional Interest) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

So long as all of the Notes of this series are represented by Notes in global form, the principal of (and premium, if any) and interest (including any Additional Interest) on this global Note shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Notes of this series are no longer represented by global Notes and are issued in definitive certificated form, then the principal of (and premium, if any) and interest (including any Additional Interest) on each certificated Note at Maturity shall be paid in same day funds to the Holder upon surrender of such certificated Note at the Corporate Trust Office of the Trustee, or at such other place or places as may be designated in or pursuant to the Indenture; provided that such certificated Note is surrendered to the Trustee, or at such other place or places as may be designated in or pursuant to the Indenture, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest (including any Additional Interest) with respect to such certificated Notes other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

EX. A-3

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

EX. A-4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

[SEAL]

Dated: June , 2009

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture and Supplemental Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

EX. A-5

[FORM OF REVERSE SIDE OF SECURITY]

THE INTERPUBLIC GROUP OF COMPANIES, INC.

10.0% Senior Notes due 2017

1.	INTEREST

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), promises to pay interest on the outstanding Principal Amount of this Note at the rate of 10.0% per annum from June 15, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until Maturity. The Company shall pay interest semiannually in arrears on January 15 and July 15 of each year, commencing January 15, 2010, and at Maturity to the Person in whose name the Notes are registered at the close of business on the Regular Record Date of January 1 and July 1 (whether or not a Business Day), as the case may be, until the principal thereof is paid or made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

If any Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity date is not a Business Day, the payment of principal and interest (including any Additional Interest), as applicable, will be made on the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. No interest will accrue on the amount so payable for the period from any Interest Payment Date, Redemption Date, Change of Control Payment Date or the Maturity date, as the case may be, to the date payment is made.

2.	METHOD OF PAYMENT

Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes as of the close of business on the Business Day preceding the Redemption Date or Maturity date, as the case may be, or at the close of business on a Change of Control Payment Date. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.	PAYING AGENT AND SECURITY REGISTRAR

Initially, U.S. Bank National Association, a national banking association under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia (the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent and Security Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

EX. A-6

4.	INDENTURE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), as supplemented by the Seventh Supplemental Indenture thereto, dated as of June 15, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the Notes.

The Notes are general unsecured obligations of the Company initially issued in an aggregate Principal Amount of $600,000,000.

5.	REDEMPTION AT THE OPTION OF THE COMPANY

No sinking fund is provided for the Notes. Except as set forth below, the Notes shall not be redeemable by the Company.

(a) At any time prior to July 15, 2013, the Company may at its option redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the Principal Amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b) On or after July 15, 2013, the Company may at its option redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of Principal Amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable Redemption Date, subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2013	105.000%

2014	102.500%

2015 and thereafter	100.000%

(c) If the terms, conduct or results of any of the Company’s Tender Offers are not satisfactory to the Company in its sole judgment, then the Company may at its option, at any time during the Special Redemption Period, redeem (A) all or (B) a part of the Notes (provided that, if less than all of the Notes are being redeemed, the Company may

EX. A-7

only redeem up to $200,000,000 in aggregate Principal Amount), upon not less than three Business Days’ notice, at a redemption price equal to the accreted value of the Notes to be redeemed as of the Redemption Date plus 1.0% of the Principal Amount of the Notes to be redeemed plus accrued and unpaid interest to the Redemption Date. If, prior to the expiration of the Special Redemption Period, the Company determines in its sole judgment that the terms, conduct and results of such Tender Offers are satisfactory to the Company, then the Company shall make a public announcement to such effect and thereby waive its rights under this paragraph 5(c).

6.	NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

Subject to the provisions of paragraph 5 of this Note, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at such Holder’s address as it appears on the Note register or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge in accordance with the terms of the Indenture. If money sufficient to pay the redemption price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date, interest (including any Additional Interest), if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $2,000 Principal Amount may be redeemed in part but only in integral multiples of $1,000 Principal Amount in excess thereof.

7.	REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer payment in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase, which date will be no earlier than the date of such Change of Control. The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 2.04 of the Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

8.	RANKING

The Notes shall be direct senior obligations of the Company and shall rank senior in right of payment to all existing and future Indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all other unsecured senior Indebtedness of the Company. The Notes are not guaranteed.

EX. A-8

9.	DEFAULTED INTEREST

Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 3.07 of the Base Indenture and Section 2.02 of the Supplemental Indenture.

10.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 or integral multiples of $1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Change of Control Offer has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) for a period of 15 days before any selection of Notes to be redeemed. The Notes are subject to certain transfer restrictions set forth in Article 3 of the Supplemental Indenture.

11.	PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.	UNCLAIMED MONEY OR PROPERTY

The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.	AMENDMENT; WAIVER

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding and (ii) certain Defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding. The Indenture or the Notes may be amended without the consent of any Holders under circumstances set forth in Section 9.01 of the Base Indenture.

EX. A-9

14.	DEFAULTS AND REMEDIES

If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the outstanding Principal Amount and any accrued and unpaid interest, of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

Events of Default in respect of the Notes are set forth in Section 5.01 of the Base Indenture, as amended and supplemented by Article 4 of the Supplemental Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clauses (1) and (2) of Section 5.01 of the Base Indenture) if it determines that withholding notice is in their interests.

15.	CONSOLIDATION, MERGER, AND SALE OF ASSETS

In the event of a consolidation, merger, or sale of assets to convey, transfer or lease of all or substantially all of the Company’s property or assets as described in Section 8.01 of the Base Indenture, the successor corporation to the Company shall succeed to and be substituted for the Company, and may exercise the Company’s rights and powers under this Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and convents under the Indenture and the Notes with respect to its obligations under this Indenture.

16.	TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

The Trustee, Paying Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

17.	NO RECOURSE AGAINST OTHERS

A director, officer or employee, as such, of the Company or any subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

EX. A-10

18.	AUTHENTICATION

This Note shall not be valid until an authorized officer of the Trustee or Authenticating Agent manually signs the Trustee’s certificate of authentication on the other side of this Note.

19.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	GOVERNING LAW

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said state.

EX. A-11

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranty:
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or
Taxpayer Identification Number:

EX. A-12

OPTION OF HOLDER TO ELECT PURCHASE

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from The Interpublic Group of Companies, Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $2,000 Principal Amount or an integral multiple of $1,000 in excess thereof) designated below, in accordance with paragraph 7 of this Note and the terms of the Supplemental Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof.

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranty:
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or
Taxpayer Identification Number:

Principal Amount to be purchased (if

less than all):$                    ,000.

EX. A-13

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The Interpublic Group of Companies, Inc.

1114 Avenue of the Americas

New York, New York 10036

Attention: Investor Relations

U.S. Bank National Association

1349 W. Peachtree Street, Suite 1050

Atlanta, Georgia 30309

Attention: Corporate Trust Division

Re: 10.0% Senior Notes due 2017

Reference is hereby made to the Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), between The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association (as a successor to Suntrust Bank), as trustee (the “Trustee”), as amended and supplemented by the seventh supplemental indenture dated as of June 15, 2009 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $            in such Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐    1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

EX. B-1

☐    2. Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

☐    3. Check and complete if Transferee will take delivery of a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐    (a) such Transfer is being effected to the Company or a subsidiary thereof; or

☐    (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the Definitive Securities and in the Indenture and the Securities Act.

4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

EX. B-2

☐    (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

☐    (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Security or a Restricted Definitive Security, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

☐    (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

EX. B-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EX. B-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐	(A)	A BENEFICIAL INTEREST IN THE:

	(i)	144A Global Security (CUSIP [ ]); or

	(ii)	Regulation S Global Security (CUSIP [ ]); or

☐	(B)	A RESTRICTED DEFINITIVE SECURITY.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(A)	A BENEFICIAL INTEREST IN THE:

	(i)	144A Global Security (CUSIP [ ]); or

	(ii)	Regulation S Global Security (CUSIP [ ]); or

	(iii)	Unrestricted Global Security (CUSIP [ ]); or

☐	(B)	A RESTRICTED DEFINITIVE SECURITY; OR

☐	(C)	AN UNRESTRICTED DEFINITIVE SECURITY,

in accordance with the terms of the Indenture.

EX. B-5

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The Interpublic Group of Companies, Inc.

1114 Avenue of the Americas

New York, New York 10036

Attention: Investor Relations

U.S. Bank National Association

1349 W. Peachtree Street, Suite 1050

Atlanta, Georgia 30309

Attention: Corporate Trust Division

Re: 10.0% Senior Notes due 2017

Reference is hereby made to the Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), between The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association (as a successor to Suntrust Bank), as trustee (the “Trustee”), as amended and supplemented by the seventh supplemental indenture dated as of June 15, 2009 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security.

☐    a) Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

EX. C-1

☐    (b) Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    (c) Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    (d) Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities.

☐    (a) Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

EX. C-2

☐    (b) Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] :

☐ 144A Global Security or

☐ Regulation S Global Security,

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EX. C-3

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The Interpublic Group of Companies, Inc.

1114 Avenue of the Americas

New York, New York 10036

Attention: Investor Relations

U.S. Bank National Association

1349 W. Peachtree Street, Suite 1050

Atlanta, Georgia 30309

Attention: Corporate Trust Division

Re: 10.0% Senior Notes due 2017

Reference is hereby made to the Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), between The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association (as a successor to Suntrust Bank), as trustee (the “Trustee”), as amended and supplemented by the seventh supplemental indenture dated as of June 15, 2009 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount at maturity of:

(a)    ☐    beneficial interest in a Global Security, or

(b)    ☐    a Definitive Security,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

EX. D-1

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only:

(i)(a) to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 903 or 904 under the Securities Act, (d) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) (an “Institutional Accredited Investor”) that, prior to such transfer, furnishes the trustee a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an Opinion of Counsel acceptable to the issuer that such transfer is in compliance with the Securities Act, or (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel if the Company so requests),

(ii) to the Company, or

(iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction;

and we further agree to provide to any person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an Institutional Accredited Investor and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Insert Name of Accredited Investor]

EX. D-2

By:
Name:
Title:

EX. D-3

EXHIBIT E

FORM OF FREE TRANSFERABILITY CERTIFICATE

U.S. Bank National Association

1349 W. Peachtree Street, Suite 1050

Atlanta, Georgia 30309

Attention: Corporate Trust Division

Re: 10.0% Senior Notes due 2017

Reference is hereby made to the Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), between The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association (as a successor to Suntrust Bank), as trustee (the “Trustee”), as amended and supplemented by the seventh supplemental indenture dated as of June 15, 2009 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Whereas the 10.0% Senior Notes due 2017 (the “Notes”) have become freely tradable without restrictions by non-affiliates of the Company pursuant to Rule 144(b)(1) under the Securities Act, in accordance with Section 3.03(k) of the Supplemental Indenture, pursuant to which the Notes were issued, the Company hereby instructs you that:

(i) the Restricted Securities Legend described in Section 3.03(g)(i) of the Supplemental Indenture and set forth on the Securities shall be deemed removed from the Securities, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders; and

(ii) the restricted CUSIP number and restricted ISIN number for the Notes shall be deemed removed from the Notes and replaced with the unrestricted CUSIP number ([—]) and unrestricted ISIN number ([—]), respectively, set forth therein, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:
Name:
Title:

EX. E-1